DERIVED INFORMATION [9/19/06]

[$1,069,750,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,080,750,100]
Total Certificates Offered & Non-Offered
(Approximate)

Home Equity Pass-Through Certificates, Series 2006-7

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

[U.S. Bank, N.A.]
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

(US$)	FICO
Combined LTV	<= 550	551 - 575	576-600	601- 620	621-640	641-660	661-680	681-700	701-720	721-740	741-759	>= 760
<= 60%	15,927,767	8,044,872	7,664,130	6,072,508	4,439,169	4,124,862	3,073,365	1,315,237	2,478,025	2,036,408	882,734	912,062
61% - 65%	9,437,560	6,678,474	4,685,909	3,802,989	2,985,110	2,299,102	1,974,885	1,358,369	366,000	427,711	580,000	211,000
66% - 70%	12,952,556	9,934,774	5,242,523	5,921,054	3,684,466	2,385,981	1,429,283	2,695,318	544,575	-	464,179	427,000
71% - 75%	17,399,849	8,144,764	8,236,693	10,220,188	6,274,929	5,943,004	2,037,399	2,828,516	318,321	1,514,106	493,973	252,755
76% - 80%	30,007,142	15,469,828	16,624,257	11,071,838	17,942,946	11,928,261	9,531,156	4,533,982	4,210,032	1,719,740	1,258,890	1,667,030
81% - 85%	17,548,457	20,740,888	22,194,177	14,568,720	11,863,535	9,507,801	4,249,514	3,071,784	2,541,025	2,603,556	328,906	1,150,710
86% - 90%	6,954,297	16,280,854	24,712,767	29,414,690	21,943,618	15,661,795	10,370,428	6,192,170	5,994,197	1,479,787	1,969,694	1,665,605
91% - 95%	530,403	1,973,636	5,062,581	6,666,414	7,641,355	12,370,442	7,808,325	3,303,239	2,157,085	911,677	967,079	1,338,413
96% - 100%	2,341,193	2,649,834	29,323,812	55,182,894	53,446,855	92,340,688	70,215,440	62,995,561	38,910,337	22,543,868	14,643,639	19,611,361
> 100%	-	-	-	-	-	-	-	-	-	-	-	-
Lien
1st	112,776,945	89,853,571	121,330,614	131,692,780	125,648,669	147,931,612	105,673,239	84,698,945	55,153,585	32,095,678	20,887,027	26,181,955
2nd	322,279	64,352	2,416,235	11,228,515	4,573,315	8,630,323	5,016,555	3,595,232	2,366,012	1,141,175	702,066	1,053,982
Junior Lien(s) (CLTVs)
<= 80%	-	-	-	-	-	104,969	-	99,762	91,963	-	-	-
81% - 85%	-	-	79,956	44,973	-	-	-	-	-	-	-	-
86% - 90%	-	-	-	151,892	36,475	58,965	41,944	116,457	103,837	-	-	-
91% - 95%	-	-	159,568	316,276	75,719	257,628	315,927	85,039	133,937	-	-	-
96% - 100%	322,279	64,352	2,176,710	10,715,374	4,461,121	8,208,761	4,658,684	3,293,974	2,036,275	1,141,175	702,066	1,053,982
> 100%
Orig. Loan Balance
< $100,000	10,927,558	7,932,507	13,641,612	20,813,634	11,189,061	12,205,284	6,937,854	4,399,322	3,109,949	1,731,111	741,735	1,198,273
$100,000 - $150,000	19,977,157	12,363,814	19,207,064	17,943,995	14,952,638	15,594,913	10,139,584	7,218,791	4,668,186	2,067,450	1,771,319	2,089,305
$151,000 - $200,000	24,643,815	15,195,948	20,231,908	20,826,429	22,319,571	22,139,535	14,678,954	12,018,658	6,176,587	4,336,995	2,784,205	2,923,148
$201,000 - $250,000	16,828,360	13,642,739	19,024,188	17,361,091	17,674,395	20,940,735	13,822,754	9,395,704	6,800,668	4,071,417	939,015	2,713,137
$251,000 - $300,000	15,102,782	9,354,130	13,343,314	15,599,569	15,226,615	18,119,601	13,356,914	8,285,771	6,022,781	4,899,600	1,612,736	2,247,985
$301,000 - $350,000	7,049,449	4,893,760	7,246,597	11,373,778	12,234,964	15,149,883	10,627,293	7,889,866	4,865,591	2,333,114	2,321,629	2,020,438
$351,000 - $400,000	6,680,466	8,546,609	10,528,709	10,748,696	8,650,791	10,147,365	8,222,995	8,274,374	4,859,735	3,701,777	2,611,389	1,175,491
$401,000 - $450,000	2,579,788	6,015,235	5,927,380	5,487,425	6,367,343	10,691,194	11,442,899	6,742,412	3,000,633	3,033,931	2,587,886	3,398,516
$451,000 - $500,000	3,798,130	5,237,472	5,828,487	7,603,343	7,158,717	9,046,020	10,141,161	6,116,199	5,202,005	2,383,374	3,405,821	3,800,565
> $500,000	5,511,719	6,735,709	8,767,590	15,163,334	14,447,890	22,527,405	11,319,386	17,953,079	12,813,464	4,678,085	2,813,358	5,669,080
Loan Purpose
Purchase	11,727,624	13,758,732	39,364,510	59,718,720	54,409,209	85,985,666	68,746,229	64,228,185	41,613,067	24,729,944	16,694,360	23,535,996
Refinance - Rate Term	8,109,947	7,161,163	7,866,096	10,883,084	10,000,902	8,411,194	3,111,280	1,148,482	1,399,046	1,278,539	272,013	629,241
Refinance - Cashout	93,261,653	68,998,028	76,516,243	72,319,491	65,811,874	62,165,075	38,832,285	22,917,509	14,507,484	7,228,371	4,622,721	3,070,700
Documentation Type
Full	80,151,436	56,323,565	87,224,174	98,761,117	84,661,689	70,189,333	45,483,382	25,845,545	15,912,651	10,381,341	9,037,673	8,725,645
Reduced	3,609,711	7,687,343	10,220,107	13,024,936	15,844,518	32,116,060	27,547,850	28,116,508	13,062,233	6,750,442	3,849,748	6,497,255
No Income/ No Asset	-	-	-	-	-	-	175,864	833,374	479,241	889,362	-	170,072
Stated Income / Stated Assets	29,338,077	25,907,016	26,302,568	31,135,241	29,715,777	54,256,542	37,482,698	33,498,749	28,065,472	15,215,708	8,701,672	11,842,965
Occupancy
Owner-Occupied	110,741,459	84,068,954	118,933,941	134,649,715	124,499,363	149,650,859	103,214,566	81,455,165	53,556,930	30,677,057	20,334,191	25,725,308
Second Home	446,468	207,836	819,865	1,164,338	253,753	762,819	633,255	2,073,024	407,965	-	171,751	-
Investment Property	1,911,298	5,641,133	3,993,043	7,107,243	5,468,868	6,148,257	6,841,973	4,765,988	3,554,702	2,559,797	1,083,150	1,510,629
Property Type
Single Family Residence	90,334,817	71,955,819	94,784,184	107,188,941	92,951,495	115,420,297	78,076,039	59,198,299	40,868,440	21,518,463	14,448,551	19,711,589
Condo	3,059,432	3,840,234	4,686,786	5,121,134	4,717,365	6,671,650	7,110,050	5,603,528	2,587,354	2,472,288	2,251,400	1,023,442
2 Family	3,437,684	4,811,569	7,997,487	5,794,007	7,821,905	10,116,119	5,012,412	4,045,281	5,525,661	2,731,100	1,594,265	1,788,584
3-4 Family	1,803,086	583,847	1,470,811	3,329,747	2,504,340	4,684,691	3,101,394	6,293,479	2,598,680	2,459,638	543,653	623,101
PUD	14,464,206	8,726,454	14,807,581	21,487,465	22,226,879	19,669,177	17,389,899	13,153,589	5,939,461	4,055,365	2,751,224	4,089,221
MH
DTI
< 30%	12,119,249	10,240,162	9,366,604	11,721,084	8,964,598	9,283,271	8,559,879	3,851,418	2,556,962	2,955,856	430,743	601,042
30% - 34%	7,266,290	6,871,415	14,392,418	10,488,429	8,383,017	7,474,496	7,147,439	4,965,026	2,546,666	2,632,082	1,488,406	3,242,650
35% - 39%	15,696,057	12,750,538	15,927,818	20,216,015	14,918,331	17,647,332	11,414,764	9,729,742	6,950,093	4,222,504	3,446,136	3,594,160
40% - 44%	28,163,775	20,724,776	24,788,611	29,186,196	33,526,048	43,347,994	28,015,606	22,976,812	14,222,934	10,410,941	4,221,775	7,696,963
45% - 49%	31,802,295	27,871,298	41,823,819	48,884,762	38,481,072	59,532,931	46,384,206	38,373,929	26,187,465	9,928,815	10,304,645	9,110,579
50% - 54%	16,331,396	10,880,276	16,069,597	20,413,921	22,067,604	18,385,502	8,619,839	8,051,495	4,386,353	2,826,656	1,543,914	2,112,846
> 55%	1,720,162	579,458	1,377,982	2,010,888	3,881,314	890,409	548,061	345,755	669,125	260,000	153,474	877,697
Loan Type
Arm 2/28	59,027,491	33,986,060	37,568,448	32,562,066	28,877,164	24,798,264	20,332,032	15,477,998	8,089,051	5,933,146	3,590,526	4,648,610
Arm 2/28 - 120m IO	-	-	-	-	319,920	-	-	-	-	184,000	-	-
Arm 2/28 - 24m IO	-	-	375,000	266,500	212,000	-	-	-	-	-	-	-
Arm 2/28 - 60m IO	364,299	1,588,000	5,766,164	12,888,607	14,887,984	28,478,025	21,322,452	20,328,523	13,184,339	6,202,458	6,596,150	5,163,550
Arm 2/28 - Balloon 40/30	24,476,526	29,638,776	32,332,654	37,207,769	29,917,552	33,169,548	21,336,273	15,713,358	13,057,126	4,599,339	2,639,788	5,390,707
Arm 2/28 - Balloon 45/30	-	-	6,380,138	4,204,314	6,271,758	9,362,700	3,594,715	3,129,194	3,401,144	2,164,228	1,693,667	289,671
Arm 2/28 - Dual 40/30	1,244,233	1,829,729	1,538,799	-	365,588	562,024	334,796	876,807	-	-	-	-
Arm 3/27	6,846,580	1,915,554	2,596,006	4,034,072	3,202,428	5,517,847	2,439,025	2,151,466	3,302,151	562,396	453,302	418,802
Arm 3/27 - 60m IO	-	-	207,000	454,000	427,400	4,436,600	2,084,927	2,088,940	3,221,720	1,208,799	304,000	2,279,992
Arm 3/27 - Balloon 40/30	3,969,866	1,591,918	4,155,706	2,686,921	2,628,524	4,216,249	5,791,165	2,801,984	1,594,100	981,756	491,623	1,204,778
Arm 3/27 - Balloon 45/30	375,632	542,215	4,185,199	10,876,068	12,738,172	11,219,649	9,659,113	10,064,382	3,756,570	3,587,366	1,182,601	3,607,583
Arm 5/25	647,861	311,464	248,961	-	850,005	1,495,797	1,393,198	181,321	718,325	831,347	-	169,478
Arm 5/25 - 120m IO	-	-	-	-	-	-	-	799,120	-	300,801	-	-
Arm 5/25 - 60m IO	-	-	352,000	206,250	-	-	-	757,884	290,300	-	538,300	-
Arm 5/25 - Balloon 40/30	209,908	1,019,906	343,395	491,323	219,680	703,769	1,605,719	651,450	-	734,559	-	211,823
Arm 5/25 - Balloon 45/30	-	-	-	-	187,454	127,471	792,134	391,912	-	-	-	-
Fixed Balloon 30/15	117,156	84,798	1,244,154	2,799,553	3,410,249	7,222,392	4,284,944	3,129,805	2,156,602	1,037,533	521,317	967,079
Fixed Balloon 30/15 - 60m IO	-	-	-	-	-	-	-	126,000	-	-	-	-
Fixed Balloon 40/30	2,827,697	3,309,330	4,269,245	6,366,916	3,267,581	4,154,076	2,399,260	2,083,580	960,363	1,009,197	818,460	290,809
Fixed Balloon 45/30	2,390,953	1,474,891	5,112,305	6,555,632	6,248,506	3,336,254	885,691	718,523	1,134,069	556,109	148,971	-
Fixed Balloon 50/30	99,991	534,353	357,938	1,710,503	319,878	1,279,482	199,757	475,851	-	-	-	-
Fixed Rate	10,501,030	11,627,930	16,497,738	18,749,951	14,746,141	14,918,871	10,987,293	5,786,078	2,210,736	2,631,919	1,856,138	1,339,055
Fixed Rate - 120m IO	-	-	-	-	-	-	-	-	-	-	-	176,000
Fixed Rate - 60m IO	-	463,000	216,000	860,850	1,124,000	1,562,918	1,247,300	560,000	443,000	711,900	754,250	1,078,000

IO & ARM Term Co-Incident	-	-	727,000	472,750	212,000	-	-	757,884	290,300	-	538,300	-

IO Term (Mos)
0	112,734,926	87,866,923	116,830,685	128,245,088	113,250,680	122,084,392	86,035,115	63,633,710	40,380,238	24,628,895	13,396,393	18,538,395
12
24	-	-	375,000	266,500	212,000	-	-	-	-	-	-	-
36
60	364,299	2,051,000	6,541,164	14,409,707	16,439,384	34,477,543	24,654,679	23,861,347	17,139,359	8,123,157	8,192,700	8,521,542
84
120	-	-	-	-	319,920	-	-	799,120	-	484,801	-	176,000
Neg Am
105%
110%
115%
125%
> 125%
Geography (ZIP+4)
92553	303,924	288,858	249,817	303,697	489,113	601,968	472,511	-	-	-	399,783	-
90250	254,886	-	-	382,264	-	-	568,290	678,930	423,721	-	-	-
95023	-	-	-	-	-	-	1,394,684	884,205	-	-	-	-
92571	203,928	-	-	305,815	682,810	-	73,378	602,489	271,790	-	-	-
95127	-	472,228	-	-	-	-	-	1,664,091	-	-	-	-
60617	735,118	-	101,099	614,368	590,321	-	-	-	-	-	-	-
90805	-	-	731,216	445,814	-	-	248,452	-	-	155,917	-	449,697
95757	-	-	-	-	-	1,438,730	58,304	-	-	532,620	-	-
92336	-	-	-	1,507,981	519,760	-	-	-	-	-	-	-
93307	189,817	188,942	105,707	207,859	241,104	216,917	-	371,132	496,134	-	-	-
Other	111,411,553	88,967,895	122,559,010	139,153,497	127,698,876	154,304,319	107,874,177	84,093,329	56,327,952	32,548,315	21,189,310	26,786,239

(US$)	LTV
FICO	<= 60%	61% - 65%	66% - 70%	71% - 75%	76% - 80%	81% - 85%	86% - 90%	91% - 95%	96% - 100%	> 100%
<= 550	15,927,767	9,437,560	13,102,996	17,399,849	31,657,237	17,875,595	7,375,940	-	322,279	-
551 - 575	8,159,724	6,678,474	9,819,922	8,744,635	16,812,562	21,537,151	17,496,667	604,437	64,352	-
576-600	7,808,759	4,685,909	6,422,747	13,152,550	34,964,150	22,141,477	25,238,160	3,580,237	5,752,860	-
601- 620	6,072,508	3,901,130	6,853,954	20,500,854	42,613,457	14,952,657	27,918,726	4,947,136	15,160,872	-
621-640	4,439,169	2,985,110	5,481,460	20,041,219	55,078,001	12,104,052	18,299,353	3,546,639	8,246,980	-
641-660	4,306,094	2,299,102	3,154,772	21,973,077	86,265,639	8,996,449	14,455,562	4,074,797	11,036,443	-
661-680	3,073,365	1,974,885	2,860,182	14,134,910	66,024,624	4,054,054	9,452,036	3,013,635	6,102,103	-
681-700	1,315,237	1,358,369	2,695,318	11,015,611	57,365,571	3,434,534	4,784,276	1,716,471	4,608,788	-
701-720	2,478,025	366,000	544,575	5,084,837	39,523,948	2,541,025	3,210,909	342,798	3,427,480	-
721-740	2,036,408	427,711	188,757	3,894,134	21,042,570	2,414,798	1,479,787	471,677	1,281,010	-
741-760	1,173,543	580,000	733,298	2,908,775	13,329,332	328,906	1,366,138	1,122,435	1,353,996	-
>= 760	621,253	211,000	427,000	2,121,426	19,273,030	1,207,367	811,671	-	1,255,861	-
Lien
1st	57,115,159	34,905,250	52,284,983	140,971,879	483,950,119	111,463,134	131,379,658	22,076,169	19,778,270	-
2nd	296,694	-	-	-	-	124,929	509,570	1,344,095	38,834,754	-
Junior Lien(s) (CLTVs)
<= 80%	296,694	-	-	-	-	-	-	-	-	-
81% - 85%	-	-	-	-	-	124,929	-	-	-	-
86% - 90%	-	-	-	-	-	-	509,570	-	-	-
91% - 95%	-	-	-	-	-	-	-	1,344,095	-	-
96% - 100%	-	-	-	-	-	-	-	-	38,834,754	-
> 100%
Orig. Loan Balance
< $100,000	7,486,908	2,198,023	3,255,199	9,994,720	21,717,083	5,491,447	7,243,053	2,000,772	35,440,693	-
$100,000 - $150,000	12,065,373	4,773,382	7,105,079	18,072,814	49,286,499	12,634,678	10,433,991	2,357,262	11,265,138	-
$151,000 - $200,000	10,697,723	5,449,503	9,307,041	23,699,656	74,198,802	17,593,197	20,691,801	2,613,498	4,024,533	-
$201,000 - $250,000	9,184,308	5,069,424	8,040,148	16,264,347	67,988,401	16,702,572	16,211,036	2,193,749	1,560,219	-
$251,000 - $300,000	5,168,012	7,062,064	5,201,802	20,321,649	52,734,826	13,066,374	14,501,491	3,265,430	1,850,150	-
$301,000 - $350,000	4,251,866	1,580,040	4,007,195	11,987,753	42,213,864	11,331,533	9,986,865	2,322,852	324,393	-
$351,000 - $400,000	3,003,260	2,234,873	4,157,146	9,358,076	41,612,532	6,218,846	14,645,254	2,194,037	724,376	-
$401,000 - $450,000	836,259	837,056	6,422,096	9,832,785	33,714,207	5,097,490	9,256,614	1,278,135	-	-
$451,000 - $500,000	1,430,190	1,962,434	1,904,786	10,370,735	36,378,979	7,596,915	8,177,665	944,704	954,887	-
> $500,000	3,287,954	3,738,452	2,884,490	11,069,344	64,104,928	15,855,014	20,741,457	4,249,825	2,468,636	-
Loan Purpose
Purchase	3,716,421	1,730,533	3,739,654	65,384,327	324,137,785	14,421,296	37,428,302	7,136,529	46,817,394	-
Refinance - Rate Term	2,987,521	1,944,107	5,515,327	8,613,737	16,857,987	9,184,827	11,691,678	1,160,192	2,315,610	-
Refinance - Cashout	50,707,910	31,230,610	43,030,002	66,973,815	142,954,347	87,981,940	82,769,248	15,123,543	9,480,019	-
Documentation Type
Full	31,856,016	21,029,283	30,374,523	93,050,103	223,013,623	63,387,108	78,579,293	15,862,448	35,545,154	-
Reduced	3,498,727	1,493,175	5,165,634	15,374,694	105,894,976	8,187,260	16,770,369	1,858,869	10,083,005	-
No Income/ No Asset	-	-	-	-	1,308,038	532,620	356,742	350,514	-	-
Stated Income / Stated Assets	22,057,109	12,382,792	16,744,825	32,547,081	153,733,482	39,481,075	36,182,823	5,348,432	12,984,865	-
Occupancy
Owner-Occupied	54,232,887	33,454,222	48,852,929	134,401,339	467,305,020	100,578,661	118,660,736	22,224,111	57,797,605	-
Second Home	235,679	245,017	312,664	493,311	2,473,561	724,387	1,224,158	606,944	625,351	-
Investment Property	2,943,286	1,206,011	3,119,389	6,077,229	14,171,539	10,285,016	12,004,334	589,209	190,067	-
Property Type
Single Family Residence	45,126,976	27,239,125	39,071,923	109,225,692	343,916,784	78,343,808	102,991,599	19,320,982	41,220,043	-
Condo	2,122,246	864,905	1,878,406	6,082,641	26,790,218	3,506,754	4,321,827	520,527	3,057,141	-
2 Family	5,118,988	1,963,890	4,171,752	4,533,770	25,903,564	8,448,738	7,070,421	1,096,555	2,368,396	-
3-4 Family	2,644,168	903,235	2,074,524	2,942,872	13,418,130	3,666,483	2,485,769	334,869	1,526,418	-
PUD	2,399,475	3,934,095	5,088,378	18,186,904	73,921,424	17,622,281	15,019,611	2,147,330	10,441,025	-
MH
DTI
< 30%	8,652,529	4,228,960	3,352,254	8,894,164	28,157,774	12,258,895	8,499,271	2,958,999	3,648,022	-
30% - 34%	5,087,168	3,324,389	5,150,352	7,330,899	28,701,249	9,031,938	12,988,479	1,827,088	3,456,771	-
35% - 39%	8,553,400	5,485,950	7,254,013	15,991,197	59,493,861	15,200,852	13,955,661	2,681,911	7,896,648	-
40% - 44%	16,248,947	9,563,782	11,910,552	25,394,931	126,377,367	27,250,426	34,012,065	3,532,029	12,992,332	-
45% - 49%	12,046,643	9,321,017	16,057,155	45,513,656	187,760,172	38,644,235	46,526,784	9,113,527	23,702,626	-
50% - 54%	6,605,995	2,383,913	7,725,523	32,439,036	48,115,659	8,972,282	15,776,573	2,831,782	6,838,636	-
> 55%	217,170	597,239	835,134	5,407,996	5,344,038	229,436	130,394	474,927	77,989	-
Loan Type
Arm 2/28	16,096,405	12,990,150	18,316,753	24,093,191	105,594,433	39,305,523	47,546,246	6,177,702	4,770,452	-
Arm 2/28 - 120m IO	-	-	-	-	503,920	-	-	-	-	-
Arm 2/28 - 24m IO	-	266,500	-	-	587,000	-	-	-	-	-
Arm 2/28 - 60m IO	3,182,771	730,000	2,297,232	10,338,318	97,354,809	5,960,700	13,401,252	2,797,661	707,807	-
Arm 2/28 - Balloon 40/30	11,571,003	8,018,344	11,283,526	21,215,168	115,029,076	28,593,814	44,745,147	6,562,609	2,460,730	-
Arm 2/28 - Balloon 45/30	699,288	-	370,914	17,487,462	14,876,108	1,234,908	2,923,506	1,619,648	1,279,695	-
Arm 2/28 - Dual 40/30	149,964	674,465	189,960	1,137,291	1,469,523	2,123,144	642,042	365,588	-	-
Arm 3/27	1,650,779	501,222	421,836	3,733,998	18,000,892	6,038,539	1,979,424	354,845	758,092	-
Arm 3/27 - 60m IO	210,000	265,000	535,000	83,500	13,750,728	193,800	785,200	890,150	-	-
Arm 3/27 - Balloon 40/30	824,612	801,070	1,009,204	1,993,328	21,978,838	4,616,094	668,464	222,980	-	-
Arm 3/27 - Balloon 45/30	589,904	245,017	1,654,716	36,032,333	29,005,454	866,865	1,655,582	-	1,744,679	-
Arm 5/25	1,115,641	304,244	287,712	417,947	3,847,142	875,072	-	-	-	-
Arm 5/25 - 120m IO	-	-	-	-	1,099,921	-	-	-	-	-
Arm 5/25 - 60m IO	-	-	451,484	206,250	1,487,000	-	-	-	-	-
Arm 5/25 - Balloon 40/30	129,944	156,484	1,093,290	1,228,896	2,065,784	1,067,425	449,710	-	-	-
Arm 5/25 - Balloon 45/30	-	-	-	513,630	985,343	-	-	-	-	-
Fixed Balloon 30/15	296,694	84,798	-	-	279,924	79,956	315,734	783,212	25,135,265	-
Fixed Balloon 30/15 - 60m IO	-	-	-	-	-	-	-	-	126,000	-
Fixed Balloon 40/30	3,553,919	1,070,053	4,574,257	3,768,406	8,168,900	2,064,002	2,067,903	870,814	5,618,259	-
Fixed Balloon 45/30	1,293,294	1,296,751	546,738	4,554,713	14,105,118	1,566,037	1,774,778	608,259	2,816,215	-
Fixed Balloon 50/30	728,400	304,961	454,802	1,495,906	983,480	660,282	349,923	-	-	-
Fixed Rate	13,811,633	5,555,192	8,370,559	12,184,543	29,845,609	14,713,754	12,355,716	1,820,045	13,195,828	-
Fixed Rate - 120m IO	-	-	-	-	176,000	-	-	-	-	-
Fixed Rate - 60m IO	1,507,600	1,641,000	427,000	487,000	2,755,118	1,628,150	228,600	346,750	-	-

IO & ARM Term Co-Incident	-	266,500	451,484	206,250	2,074,000	-	-	-	-	-

IO Term (Mos)
0	52,511,481	32,002,750	48,574,267	129,856,810	366,235,623	103,805,414	117,474,175	19,385,703	57,779,216	-
12
24	-	266,500	-	-	587,000	-	-	-	-	-
36
60	4,900,371	2,636,000	3,710,716	11,115,068	115,347,655	7,782,650	14,415,052	4,034,561	833,807	-
84
120	-	-	-	-	1,779,841	-	-	-	-	-
Neg Am
105%
110%
115%
125%
> 125%
Geography (ZIP+4)
92553	-	-	-	1,025,944	1,617,171	288,858	-	53,968	123,729	-
90250	254,886	-	-	382,264	1,421,442	-	-	-	249,499	-
95023	-	-	-	919,689	1,359,200	-	-	-	-	-
92571	-	-	203,928	-	1,207,089	305,815	350,000	-	73,378	-
95127	-	-	-	1,548,478	587,841	-	-	-	-	-
60617	-	-	131,931	93,729	1,097,787	101,099	339,650	193,750	82,958	-
90805	248,452	363,941	-	895,512	155,917	-	367,275	-	-	-
95757	-	-	-	-	1,438,730	532,620	-	-	58,304	-
92336	-	-	-	599,855	399,892	-	-	928,018	99,976	-
93307	105,707	73,852	188,942	453,114	1,195,997	-	-	-	-	-
Other	56,802,808	34,467,456	51,760,181	135,053,294	473,469,053	110,359,671	130,832,302	22,244,527	57,925,179	-